Exhibit 99.1

              AIR TRANSPORT GROUP HOLDINGS ANNOUNCES ACQUISITION OF
            TECHNICAL AERO SERVICES INC AS A WHOLLY OWNED SUBSIDIARY

Air Transport Group Holdings (OTCBB: AITG) announced this morning that it has completed the acquisition of Miami-based Technical Aero Services (www.techaero.com). Technical Aero Services boasts yearly revenues of over $3,000,000 per year. Revenues in 2009 are expected to exceed $4,500,000.

Technical Aero Services (TAS) is an aircraft salvage and after-market parts supplier that has been in business since 1986. Commercial airlines often use third-party vendors to provide overhauled parts during standard maintenance procedures. TAS is one such third-party-provider, whose customers include major national and international carriers such as AIR TRAN (AAI), JET BLUE (JBLU), AMERICAN AIRLINES (AMR), DELTA (DAL) and SOUTHWEST (LUV).

Air Transport Group CEO Arnold Leonora said of this acquisition, "This is the first step of a multi-faceted business plan. With this acquisition, we will not only continue to provide services to other airlines, but will be able to provide product-and-equipment services to our own forthcoming acquisitions in the airline and transportation industries." Mr. Leonora added, "By consolidating the outside services that most airlines utilize under one family of companies, our business model of lowering infrastructure costs will enhance annual EPS growth, and ultimately, return to shareholders."

ABOUT AIR TRANSPORT GROUP HOLDINGS: ATG Holdings is a holding company structured to acquire majority-equity interests of businesses in the aviation, travel, and leisure-time industries. By acquiring small to mid-size companies ATG Holdings has the opportunity to consolidate overhead expenses, negotiate preferred rates with vendors and increase its asset base.

ATG Holdings seeks further acquisitions in aviation, travel and leisure-time industries. Additional business combinations will be announced this year. Recognizing undervalued companies in the worldwide marketplace and bringing them under ATG Holdings' corporate umbrella allows "Holdings" to create a network of small to mid-size companies in the airline industry that will have (i) common product/service branding; (ii) centralized operational management; and (iii) vendor accounts. These benefits combine to decrease consolidated expenses while at the same time increasing revenues of the individual companies. www.flyAiTg.com

THIS PRESS RELEASE  CONTAINS  FORWARD-LOOKING  STATEMENTS  WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED ("THE EXCHANGE ACT"), AND AS SUCH, MAY INVOLVE RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS WHICH ARE BASED UPON CERTAIN ASSUMPTIONS AND DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS, ARE GENERALLY IDENTIFIABLE BY THE USE OF WORDS AS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "PROJECT," OR OTHER SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS RELATE TO, AMONG OTHER THINGS, FUTURE PERFORMANCE, AND PERCEIVED OPPORTUNITIES IN THE MARKET AND STATEMENTS REGARDING THE COMPANY'S MISSION AND VISION. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS MAY DIFFER MATERIALLY FROM THE RESULTS, PERFORMANCE, AND ACHIEVEMENTS EXPRESSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS.


Air Transport Group Holdings
Investor Relations:
Arnold Leonora, 404-671-9253